SCHEDULE 1

                          10f-3 REPORT

                  THE SALOMON BROTHERS FUND INC

            January 1, 2004 through December 31, 2004


                 Trade                                Trade   % of
Issuer           Date  Selling        Shares  Price  Amount  Issue
                      Dealer                                 (1)
General         3/8/200Morgan        113,000 $31.830$3,596, 0.095%
Electric           4   Stanley                        790



                                      (1)  Represents
purchases by all affiliated funds and discretionary accounts;
                                             may
not exceed 25% of the principal amount of the offering.